Exhibit 99.1

News Release Contact: Investor Relations (281) 776-7575 ir@tailoredbrands.com Julie MacMedan, VP, Investor Relations Tailored Brands, Inc.
For Immediate Release

TAILORED BRANDS, INC. DECLARES QUARTERLY CASH DIVIDEND

FREMONT, CA — January 17, 2017 — Tailored Brands, Inc. (NYSE: TLRD) announced that its Board of Directors declared a quarterly cash dividend of $0.18 per share payable on March 24, 2017 to shareholders of record at the close of business on March 14, 2017.

About Tailored Brands, Inc.

Tailored Brands, Inc. is a leading authority on helping men dress for work, special occasions and everyday life.  We serve our customers through an expansive omnichannel network that includes over 1,700 locations in the U.S. and Canada as well as our branded ecommerce websites.  Our brands include Men’s Wearhouse, Jos. A. Bank, Joseph Abboud, Moores Clothing for Men and K&G Fashion Superstores.  We also operate a global corporate apparel and workwear group consisting of Twin Hill in the United States and Dimensions, Alexandra and Yaffy in the United Kingdom.

For additional information on Tailored Brands, please visit the Company’s websites at www.tailoredbrands.com, www.menswearhouse.com, www.josbank.com, www.josephabboud.com, www.mooresclothing.com, www.kgstores.com, www.mwcleaners.com, www.twinhill.com, www.dimensions.co.uk and www.alexandra.co.uk.

# # #